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                                  Exhibit 5.1

                               [TMCC Letterhead]


                               January 10, 2000


Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

          Re:  Debt Securities of
               Toyota Motor Credit Corporation
               -------------------------------

Ladies and Gentlemen:

     You have requested my opinion in connection with the proposed issuance and sale of $4,621,060,000 aggregate initial offering price of debt securities (the "Debt Securities") pursuant to an Indenture, dated as of August 1, 1991, as amended and supplemented by the first supplemental indenture, dated as of October 1, 1991, among Toyota Motor Credit Corporation (the "Company"), Bankers Trust Company and The Chase Manhattan Bank, N.A., as Trustees, (collectively, the "Indenture") under which the Debt Securities are to be issued.

     The Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally (including without limitation, fraudulent conveyance laws).

     Please be advised that enforceability of the Debt Securities and the Indenture is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

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Toyota Motor Credit Corporation
Page 2

     This opinion is limited to the federal law of the United States of America and the laws of the State of California. I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. I have relied upon the opinion dated January 10, 2000 of O'Melveny & Myers, attached hereto as Exhibit A, with respect to all matters of New York law that may have a bearing on the opinions set forth herein. I have not made an independent investigation of the matters of New York law covered in that opinion.

     This opinion is furnished by me solely for your benefit and may not be relied upon, quoted from, or delivered to any other person without my express written consent; however, I consent to the filing of this opinion as an exhibit to the Registration Statement being filed with the Securities and Exchange Commission in connection with the registration of the Debt Securities and to the reference to me under the heading "Legal Matters" in the Prospectus included in such Registration Statement, without admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                             Respectfully submitted,


                                             /s/ Alan Cohen
                                             --------------------------------
                                             Alan Cohen
                                             General Counsel
                                             Toyota Motor Credit Corporation


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                                                                    EXHIBIT A

January 10, 2000



Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

            RE:    TOYOTA MOTOR CREDIT CORPORATION
                   REGISTRATION STATEMENT ON FORM S-3
                   REGISTRATION NO. 333-89659
                   ----------------------------------

Ladies and Gentlemen

     You have requested our opinion in connection with the proposed issuance and sale of up to $4,621,060,000 aggregate initial offering price of debt securities (the "Debt Securities") to be issued pursuant to the Indenture, dated as of August 1, 1991, as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991, among Toyota Motor Credit Corporation (the "Company"), Bankers Trust Company and The Chase Manhattan Bank, as Trustees (collectively, the "Indenture").

     Assuming the Debt Securities have been duly and validly authorized by all necessary action on the part of the Company, such Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission (the "Commission"), to the reference to this firm under the heading "Legal Matters" in the Prospectus and to your reliance on this opinion in connection with your opinion filed as an exhibit to the Registration Statement and your opinion of even date herewith to be delivered to Bankers Trust Company, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules or

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Toyota Motor Credit Corporation, January 10, 2000 - Page 2



regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

     This opinion is limited to the laws of the State of New York and may not be relied upon, quoted from or delivered to any person without our express written consent. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

                                          Respectfully submitted,


                                          /s/ O'Melveny & Myers LLP